DOREEN MCMORRAN VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (hereinafter referred to as this “Agreement”), dated as of March 18, 2018, is by and among the Quoin Pharmaceuticals, Inc., a Delaware corporation (“Quoin”) and Doreen McMorran (“Stockholder”).

WHEREAS, Stockholder is, as of the date hereof, the record and beneficial owner (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and has the right to vote on the number of shares of Common Stock, par value $0.001 per share (“Common Stock”), of Skinvisible, Inc., a Nevada corporation (“Skinvisible”), as set forth opposite the name of Stockholder on Schedule I hereto;

WHEREAS, Quoin, Skinvisible and Quoin Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Skinvisible (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into Quoin (the “Merger”), with Quoin being the surviving entity of such Merger and a wholly-owned subsidiary of Skinvisible, upon the terms and subject to the conditions set forth in the Merger Agreement (unless otherwise defined or indicated herein, capitalized terms used herein shall have the respective meanings specified in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Quoin to enter into the Merger Agreement and as an inducement and in consideration therefor, Quoin has required that Stockholder, and Stockholder has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.                Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Quoin as follows:

(a)                As of the time of execution of this Agreement, Stockholder (i) is the record and/or beneficial owner of the shares of Common Stock (together with any shares of Common Stock which such Stockholder may acquire at any time in the future during the term of this Agreement, including pursuant to any exercise of a Parent Stock Option, the “Stockholder Securities”) set forth opposite Stockholder’s name on Schedule I to this Agreement and (ii) except as set forth in Schedule I to this Agreement, neither holds nor has any beneficial ownership interest in any other shares of Common Stock or Parent Stock Options.

(b)               Stockholder has the legal capacity to execute and deliver this Agreement and to vote the Stockholder’s Securities as contemplated hereby.

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(c)                This Agreement has been duly executed and delivered by Stockholder and, assuming this Agreement constitutes a legal, valid and binding obligation of Quoin, this Agreement constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

(d)               Neither the execution and delivery of this Agreement nor the voting by Stockholder of the Stockholders Securities contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding or arrangement of any kind to which Stockholder is a party or by which Stockholder or Stockholder’s assets are bound, except for such violations, defaults or conflicts as would not reasonably be expected to prevent or materially delay Stockholder’s performance of its obligations under this Agreement. The voting by Stockholder of the Stockholders Securities contemplated hereby will not (i) violate any provision of any decree, order or judgment applicable to Stockholder or (ii) require any consent, approval, or notice under any legal requirements applicable to and known by Stockholder, other than such consents, approvals and notices that, if not obtained, made or given, would not prevent or materially delay Stockholder’s performance of its obligations under this Agreement.

(e)                The Stockholder Securities and the Certificates representing the Stockholder Securities are now, and, at all times during the term of this Agreement will be, held by Stockholder or by a nominee or custodian for the benefit of Stockholder, free and clear of all Liens, except for any such Liens arising hereunder and any applicable restrictions on transfer under the Securities Act (collectively, “Permitted Liens”).

(f)                Stockholder has full voting power, with respect to the Stockholder Securities, and full power of disposition, full power to issue instructions with respect to the matters set forth herein, and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder Securities. The Stockholder Securities are not subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of such Stockholder Securities.

(g)               As of the time of execution of this Agreement, there is no proceeding or governmental or regulatory investigations of any nature pending or, to the knowledge of Stockholder, threatened against Stockholder at law or equity before or by any Governmental Authority that would reasonably be expected to prevent or materially delay Stockholder’s performance of its obligations under this Agreement.

(h)               Stockholder has received and reviewed a copy of the Merger Agreement. Stockholder understands and acknowledges that Quoin is entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

(i)                 No broker, investment bank, financial advisor or other Person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Stockholder.

Section 2.

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Representations and Warranties of Quoin. Quoin represents and warrants to Stockholder as follows:

(a)                Quoin is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and Quoin has the corporate power and authority, as the case may be, to execute and deliver and perform its obligations under this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby, and each has taken all necessary action to duly authorize the execution, delivery and performance of this Agreement and the Merger Agreement.

(b)               This Agreement and the Merger Agreement have been duly authorized, executed and delivered by Quoin, and, assuming this Agreement and the Merger Agreement constitute legal, valid and binding obligations of the other parties hereto and thereto, constitute the legal, valid and binding obligations of Quoin, are enforceable against Quoin in accordance with their terms, subject to the Enforceability Exceptions.

(c)                Neither the execution and delivery of this Agreement nor the consummation by Quoin of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding or arrangement of any kind to which either Quoin is a party or by which t Quoin, or any of its respective assets are bound, except for such violations, defaults or conflicts as would not prevent or materially delay Quoin’s performance of its obligations under this Agreement and the Merger Agreement. The consummation by the Quoin of the transactions contemplated hereby will not (i) violate any provision of any decree, order or judgment applicable to Quoin, (ii) require any consent, approval, or notice under any legal requirements applicable to Quoin, other than such consents, approvals and notices that, if not obtained, made or given, would not prevent or materially delay Quoin’s performance of its obligations under this Agreement and the Merger Agreement, or (iii) violate any provision of Quoin’s organizational documents.

Section 3.                Transfer of the Shares; Other Actions.

(a)                Prior to the Outside Date, except as otherwise expressly provided herein (including pursuant to this Section 3 or Section 4) or in the Merger Agreement, Stockholder shall not: (i) directly or indirectly transfer, assign, sell, gift-over, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, enter into any derivative arrangement with respect to, or create any Lien (other than Permitted Liens) on or enter into any agreement with respect to (any of the foregoing, a “Transfer”), any or all of its Stockholder Securities; (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer of any or all of its Stockholder Securities; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Stockholder Securities with respect to any matter that is in contravention of the obligations of Stockholder under this Agreement with respect to the Stockholder Securities; (iv) deposit any of the Stockholder Securities into a voting trust, or enter into a voting agreement or arrangement with respect to any of such Stockholder Securities in contravention of the obligations of Stockholder under this Agreement with respect to the Stockholder Securities; or (v) take or cause the taking of any other action that would reasonably be expected to prevent or materially delay the performance of such Stockholder’s obligations hereunder. Any action taken in violation of the

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foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of the Stockholder Securities shall occur (including, but not limited to, a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Stockholder Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Outside Date.

(b)               Stockholder agrees that it will not exercise any appraisal rights of such Stockholder Securities available to Stockholder with respect to the Merger.

Section 4.                Voting of Shares.

(a)                Without in any way limiting Stockholder’s right to (i) vote in his capacity as a director of Skinvisible or (ii) vote the Stockholder Securities in its sole discretion on any other matters not set forth in Section 4(a)(ii) that may be submitted to a Stockholder vote, consent or other approval, at any annual, special or other meeting of Skinvisible’s stockholders called or any action by written consent in lieu of a meeting of stockholders of Skinvisible with respect to any of the following, and at any adjournment or postponement thereof, Stockholder (in Stockholder’s capacity as a holder of the Stockholder Securities) shall, or shall cause the holder of record on any applicable record date to, (1) appear at each such meeting or otherwise cause all of Stockholder’s Stockholder Securities entitled to vote to be counted as present thereat for purposes of calculating a quorum and (2) vote (or cause to be voted), in person or by proxy, all Stockholder Securities, beneficially owned by Stockholder and entitled to vote (A) in favor of the adoption of the Merger Agreement and the approval of the Merger and the transactions contemplated thereby, and/or (B) against (x) any action or agreement which would reasonably be expected to prevent, delay, or adversely affect the Merger Agreement, the Merger or this Agreement, (y) any Acquisition Proposal and (z) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Stockholder under this Agreement. Any vote by Stockholder that is not in accordance with this Section 4(a) will be considered null and void.

(b)               Notwithstanding the foregoing, Stockholder shall retain at all times the right to vote the Stockholder Securities held by it in its sole discretion and without any other limitation on those matters other than those set forth in Section 4(a)(ii) that are at any time or from time to time presented for consideration to Skinvisible’s stockholders.

Section 5.                No Solicitation. Stockholder agrees that it shall not, and shall cause its advisors or representatives (such advisors or representatives, collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or facilitate any Acquisition Proposal or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish or provide any non-public information to any Person in connection with, any Acquisition Proposal.

Section 6.                Further Assurances. Each party shall execute and deliver any additional documents and take such further actions that are reasonably necessary to carry out all of its obligations under the provisions hereof.

Section 7.

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Termination. This Agreement will terminate upon the earlier of (a) the Effective Time and (b) the date of termination of the Merger Agreement in accordance with its terms (the “Expiration Time”), at which time this Agreement shall forthwith become void and of no effect and there shall be no liability or obligation on the part of any party hereto (or any of its Representatives), except that this Section 7, Section 8 and Section 11 shall survive the Expiration Time indefinitely; provided, further that no such termination or expiration shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

Section 8.                Expenses. All fees and expenses incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

Section 9.                Public Announcements. Stockholder shall not make public announcements regarding this Agreement and the transactions contemplated hereby that are inconsistent with the public statements made by Quoin and Skinvisible in connection with this Agreement, the Merger Agreement and the Transactions contemplated thereby, without the prior written consent of Quoin. Stockholder (a) consents to and authorizes (i) the publication and disclosure by Quoin and Skinvisible of the initial news release regarding the Merger and any news releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated thereby, and (ii) the publication and disclosure by Quoin, Skinvisible and their respective affiliates of its identity and beneficial ownership of the Stockholder Securities and the nature of its commitments, obligations, arrangements and understandings under this Agreement in the Proxy Statement and (b) agrees to promptly give to Quoin and Skinvisible any information relating to Stockholder they may reasonably require for the preparation of the Proxy Statement and any related documents; provided that Stockholder makes no representations, and shall have no liability to Quoin or any of its affiliates, with respect to any other disclosure made by Quoin or any of their respective affiliates, or with respect to any other information contained in any such disclosure documents.

Section 10.            Adjustments; Additional Stockholder Securities. In the event (a) of reclassification, stock split (including a reverse stock split), combination, stock dividend or distribution, recapitalization, subdivision, merger, issuer tender or exchange offer, or other similar transaction or (b) that Stockholder shall become the beneficial owner of any additional shares of Common Stock and Parent Stock Options, then the terms of this Agreement shall apply to the shares of Common Stock and Parent Stock Options held by Stockholder immediately following the effectiveness of the events described in clause (a) or Stockholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Stockholder Securities hereunder. In the event that Stockholder shall become the beneficial owner of any other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 4(a)(ii) hereof, then the terms of Section 4 hereof shall apply to such other securities as though they were Stockholder Securities hereunder.

Section 11.            Miscellaneous.

(a)                Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or email or by registered or certified mail

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(postage prepaid, return receipt requested and providing proof of delivery) to the respective parties hereto at the following addresses, facsimile numbers or email addresses as follows (or at such other address, facsimile number or email address for a party as shall be specified by like notice):

If to Stockholder, to the address set forth on Schedule I hereto,

If to the Quoin, to:

Quoin Pharmaceuticals, Inc.
42127 Pleasant Forest Court
Ashburn, VA 20148
Attention: Michael Myers, Ph.D.
Email: mmyers@quoinpharma.com

with a copy to (which shall not constitute notice):

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: Jeffrey Baumel

Ilan Katz

Email: jeffrey.baumel@dentons.com

ilan.katz@dentons.com

(b)               Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(c)                Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or by attachment to electronic mail in portable document format (PDF) each of which shall be deemed an original to the other parties), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original but all of which taken together shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

(d)               Entire Agreement, No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties hereto, with respect to the subject matter hereof and (ii) is not intended to, nor shall it, confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

(e)                Governing Law, Jurisdiction. This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware, without regard to any conflicts of laws principles that would result in the application of the Law of any other state or jurisdiction. Each party hereby irrevocably and unconditionally submits, for itself and its

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property, to the exclusive jurisdiction of the United States District Court for the District of Nevada or, if (and only if) such court lacks subject matter jurisdiction, the state courts of the State of Nevada, and the respective appellate courts from the foregoing (all of the foregoing, collectively, the “Nevada Courts”), in any action or proceeding arising out of or relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby or the agreements delivered in connection herewith or therewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each party hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in the applicable Nevada Court, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in the applicable Nevada Court, (c) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the applicable Nevada Court and (d) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the applicable Nevada Court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to service of process in the manner provided for notices in accordance with Section 11(a) . Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by Law.

(f)                Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE MERGER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUIT, ACTION OR OTHER PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(f).

(g)               Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other parties hereto, and any assignment without such consent shall be null and void; provided, however, that Quoin may assign, in its sole discretion and without the consent of any other party hereto, any or all of their rights, interests and obligations hereunder to each other or to one or more direct or indirect wholly-owned Subsidiaries of Quoin in connection with the assignment of the rights, interests and obligations of Quoin under the Merger Agreement to such direct or indirect wholly-owned Subsidiaries of Quoin accordance with the terms of the Merger Agreement, and any such assignee may thereafter assign, in its sole discretion and without the consent of any other party,

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any or all of its rights, interests and obligations hereunder to one or more additional direct or indirect wholly-owned Subsidiaries of Quoin in connection with the assignment of the rights, interests and obligations of such assignee under the Merger Agreement to such additional direct or indirect wholly-owned Subsidiaries of Quoin in accordance with the terms of the Merger Agreement; provided, however, that no such assignment shall relieve Quoin of any of their respective obligations under this Agreement. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

(h)               Severability of Provisions. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

(i)                 Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions as are required of it hereunder in order to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (i) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; and (ii) the right of specific enforcement is an integral part of the Agreement and without that right, Quoin would not have entered into this Agreement. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity and any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party hereto irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

(j)                 Amendment. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto, and no waiver or consent hereunder shall be effective against any party unless it shall be in writing and signed by such party.

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(k)               Binding Nature. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns.

(l)                 No Presumption. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(m)             No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed by all parties hereto.

(n)               No Ownership Interest. Except as otherwise specifically provided herein, nothing contained in this Agreement shall be deemed to vest in Quoin any direct or indirect ownership or incidence of ownership of or with respect to the Stockholder Securities. All rights, ownership and economic benefits of and relating to the Stockholder Securities shall remain vested in and belong to Stockholder, and Quoin shall not have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of Skinvisible or exercise any power or authority to direct Stockholder in the voting of any of the Stockholder Securities, except as otherwise specifically provided herein.

(Remainder of page intentionally left blank; signature pages follow)

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IN WITNESS WHEREOF, Quoin and Stockholder have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

QUOIN PHARMACEUTICALS, INC.

By: /s/ Michael Myers

Name: Michael Myers, Ph.D.
Title: President and Chief Executive Officer

STOCKHOLDER

/s/ Doreen Mcmorran
DOREEN MCMORRAN

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SCHEDULE I

Name and Contact Information	Shares of Common Stock	Parent Stock Options	Beneficially Owned Shares with a Right to Vote
Doreen McMorran [Address] Email: doreen@invisicare.com

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